UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

385 East Colorado Boulevard, Suite 299
Pasadena, California   91101
(Address of principal executive offices including zip code)

(626) 578-0777
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

Alexandria Real Estate Equities, Inc. (the "Company"), through an affiliate, completed its purchase from an affiliate of the Massachusetts Institute of Technology ("MIT") of a 90% equity interest in the leasehold interest in 10.4 acres commonly known as Technology Square at MIT ("Tech Square") in Cambridge, Massachusetts. MIT retains a 10% interest in the project. Alexandria and MIT purchased Tech Square for $600 million and assumed existing financing on the project of approximately $225 million with an interest rate of 5.26%. Tech Square consists of a seven building campus (including a 1,593 space covered car parking garage and a 49 space surface parking lot) containing approximately 1.2 million square feet.

The press release announcing the closing of the acquisition is attached hereto as Exhibit 99.1 and is filed herewith.

ITEM 9.01 Financial Statements and Exhibits

(a), (b) Financial Information

 The requisite financial information with respect to this acquisition will be filed under cover of Form 8-K as soon as practicable, and in any event not later than September 29, 2006.

(d) Exhibits

  99.1   Press Release dated August 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
August 3, 2006	By: /s/ DEAN A. SHIGENAGA
Dean A. Shigenaga
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1*	Press release dated August 3, 2006

*    Also provided in PDF format as a courtesy.